Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-255315, 333-264847, 333-271719, 333-272027, 333-272282, 333-279290, 333-283347, and 333-286963) and Form S-3 (Nos. 333-272281 and 333-284878) of Recursion Pharmaceuticals, Inc. of our report dated February 25, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
February 25, 2026